EXHIBIT 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-44582 on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Public Service Enterprise Group Incorporated Employee Savings Plan for the year ended December 31, 2006.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 28, 2007